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                                                                    EXHIBIT 3.2

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

                                    BY-LAWS

                                       OF

                         COMNIERCE CASUALTY GROUP, INC.

                         (A North Carolina Corporation)

                                    ARTICLE I
                                     OFFICES

         Section 1. Principal Office. The principal office of the corporation shall be located at 9140 ArrowPoint Boulevard, Suite 200, Charlotte, NC 28273 or at such other place as the Board of Directors shall establish.

         Section 2. Registered Office. The registered office of the corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.

         Section 3. Other Offices. The corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may designate or as the affairs of the corporation may require from time to time.

                                    ARTICLE II
                            MEEETINGS OF SHAREHOLDERS

         Section 1. Place of Meetings. All meetings of the shareholders shall be held at the principal office of the corporation, or at such other places, either within or without the State of North Carolina, as shall be designated on the notice of the meeting or agreed upon by a majority of the shareholders entitled to vote thereat.

         Section 2. Annual Meetings. The annual meeting of the shareholders shall be held at a time fixed by the Board of Directors on the tenth Friday following the end of the fiscal year, if such is not a legal holiday, or on the first following business day thereafter that is not a legal holiday. Failure to hold the annual meeting of shareholders shall not invalidate or affect any action thereafter taken by the shareholders or incumbent directors.



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         Section 3. Substitute Annual Meeting. If the annual meeting shall not be held on the day designated by these By-Laws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article II. A meeting so called shall be designated and treated for all purposes as the annual meeting.

         Section 4. Special Meetings. Special meetings of the shareholders may be called at any time by the President, Secretary or Board of Directors of the corporation, or by any shareholder pursuant to the written request of the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

         Section 5. Notice of Meetings. Written or printed notice stating the time and place of the meeting shall be delivered not less than ten nor more than fifty days before the date of any shareholders' meeting, either personally or by mail, by or at the direction of the President, the Secretary, or other person calling the meeting, to each shareholder of record entitled to vote at such meeting; provided that such notice must be given not less than twenty days before the date of any meeting at which a merger or consolidation is to be considered. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at this address as it appears on the record of shareholders of the corporation, with postage thereon prepaid.

         In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called; but, in the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless such a statement is required by the provisions of the North Carolina Business Corporation Act.

         When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty days in any one adjournment, it is not necessary to give any notice of the adjournment is taken.

         Section 6. Voting Lists. At least ten days before each meeting of shareholders the Secretary of the corporation shall prepare an alphabetical list of the shareholders entitled to vote at such meeting or any adjournment thereof with the address of and number of shares held by each, which list shall be kept on file at the registered office of the corporation for a period of ten days prior to such meeting, and shall be subject to inspection by any shareholder at any time during the usual business hours. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholders during the whole time of the meeting.

         Section 7. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, except that at a substitute annual meeting of shareholders the number of shares there represented either in person or by proxy, even though less than a majority, shall constitute a quorum for the purpose of such meeting.


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         The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawing of enough shareholders to leave less than a quorum.

         In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by a vote of the majority of the shares voting on the motion to adjourn, and at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

         Section 8. Proxies. Shares may be voted either in person or by one or more agents authorized by a written proxy executed by the shareholder or by his duly authorized attorney in fact. A proxy is not valid after the expiration, unless the person executing it specifies therein the length of time for which it is to continue in force, or limits its use to a particular meeting, but no proxy shall be valid after ten years from the date of its execution.

         Section 9. Voting of Shares. Subject to the provisions of Section 4 of
Article III, each outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

         Except in the election of directors as governed by the provisions of
Section 3 of Article III, the vote of a majority of the shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law or by the charter or By-Laws of this corporation.

         Shares of its own stock owned by the corporation, directly or indirectly, through a subsidiary corporation or otherwise, shall not be voted and shall not be counted in determining the total number of shares entitled to vote, except that shares held in a fiduciary capacity may be voted and shall be counted to the extent provided by law.

         Section 10. Informal Action by Shareholders. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting, and filed with the Secretary of the corporation to be kept as part of the corporate records.

                                   ARTICLE III
                               BOARD OF DIRECTORS

         Section 1. General Powers. The Incorporator has been vested with all duties of the Board of Directors pursuant to North Carolina General Statute 55-8-01(c) and (d), as amended, until such time as a Board of Directors has been elected, pursuant to the Articles of Incorporation. Upon appointment of the Board of Directors, the business and affairs of the corporation shall be managed by its Board of Directors.



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         Section 2. Number, Term and Qualifications. The number of directors constituting the Board of Directors shall be not less than the minimum number required by law. The corporation may have one director for so long as it has only one shareholder; the corporation must have at least two directors for so long as it has two shareholders; and, in the event the corporation has three or more shareholders, the corporation shall have a minimum of three directors. Each director shall hold office until his death, resignation, retirement, removal, disqualification or his successor shall have been elected and qualified. Directors need not be residents of the State of North Carolina or shareholders of the corporation.

         Section 3. Election of Directors. Except as provided in Section 6 of this Article III, the directors shaft be elected at the annual meeting of shareholders; and those persons who receive the highest number of votes shall be deemed to have been elected. If any shareholder so demands, the election of directors shall be by ballot.

         Section 4. No Cumulative Voting. There shall be no rights for any shareholder entitled to vote at an election of directors to have the right to vote the number of shares standing of record in his name for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such candidates.

         Section 5. Removal. Any director may be removed at any time with or without cause by a vote of the shareholders holding a majority of the outstanding shares entitled to vote at an election of directors. However, unless the entire Board is removed, an individual director shall not be removed when the number of shares voting against the proposal for removal would be sufficient to elect a director if such shares could be voted cumulatively at an annual election. If any directors are so removed, new directors may be elected at the same meeting.

         Section 6. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum, or by the sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the authorized number of directors shall be filled only by election at an annual meeting or at a special meeting of shareholders called for that purpose.

         Section 7. Chairman of Board. There may be a Chairman of the Board of Directors elected by the directors from their number at any meeting of the Board. The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board.

         Section 8. Compensation. The Board of Directors may compensate directors for their services as such and may provide for the payment of any or all expenses incurred by directors in attending regular and special meetings of the Board.



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                                   ARTICLE IV
                              MEETING OF DIRECTORS

         Section 1. Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. Failure to hold the annual meeting shall not invalidate or affect any action thereafter taken by the shareholders or directors. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

         Section 2. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. Such a meeting may be held either within or without the State of North Carolina, as fixed by the person or persons calling the meeting.

         Section 3. Notice of Meetings. Regular meetings of the Board of Directors may be held without notice. The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.

         Section 4. Waiver of Notice. Any director may waive notice of any meeting. The attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         Section 5. Quorum. A majority of the number of directors fixed by these By-Laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

         Section 6. Manner of Acting. Except as otherwise provided in these By-Laws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

          Section 7. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his contrary vote is recorded or his dissent is otherwise entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.



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         Section 8. Informal Action by Directors. Action taken by a majority of the directors without a meeting is nevertheless Board action if written consent to the action in question is signed by all the directors and filed with the minutes of the proceedings of the Board, whether done before or after the action so taken.

         Section 9. Committees of the Board. The Board of Directors, by resolution adopted by a majority of the number of directors fixed by these By-Laws, may designate three or more directors to constitute an Executive Committee and other committees, each of which, to the extent authorized by law and provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the corporation. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or him by law.

                                   ARTICLE V

                                    OFFICERS

         Section 1. Officers of the Corporation. The Incorporator has been vested with all duties of the Board of Directors pursuant to North Carolina General Statute 55-8-01(c) and (d), as amended, until such time as a Board of Directors has been elected under the Articles of Incorporation. Prior to appointment of a Board of Directors, the Incorporator shall have all duties typically associated with officers of the corporation. Upon appointment of a Board of Directors, the Board may appoint officers. The officers of the corporation may consist of a President, a Secretary, a Treasurer and such officers as the Board of Directors may from time to time elect. Any two or more offices may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required.

         Section 2. Election and Term. The officers of the corporation shall be elected by the Board of Directors and each officer shall hold office until his death, resignation, retirement, removal, disqualification or his successor shall have been elected and qualified.

         Section 3. Compensation of Officers. The compensation of all officers of the corporation shall be fixed by the Board of Directors and no officer shall serve the corporation in any other capacity and receive compensation therefor unless such additional compensation be authorized by the Board of Directors.

         Section 4. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the corporation will be served thereby; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         Section 5. Bonds. The Board of Directors may by resolution require any officer, agent or employee of the corporation to give bond to the corporation, with sufficient sureties, conditioned the faithful performance of the duties of his respective office or position, and to comply such other conditions as may from time to time be required by the Board of Directors.



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         Section 6. President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders. He shall sign, with the Secretary, and Assistant Secretary, or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the corporation, or shall be required by law to be otherwise signed or executed; and in general he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

         Section 7. Vice-President. In the absence of the President or in the event of his death, inability or refusal to act, the Vice-Presidents in the order of their length of service as Vice-Presidents, unless otherwise determined by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform other duties as from time to time may be assigned to him by the President or Board of Directors.

         Section 8. Secretary. The Secretary shall: (a) keep the minutes of the meetings of shareholders, of the Board of Directors and of all Executive Committees in one or more books provided for the purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) keep or cause to be kept in the State of North Carolina at the corporation's registered office or principal place of business a record of the corporation's shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each, and prepare or cause to be prepared voting lists prior to each meeting of shareholders as required by law; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         Section 9. Assistant Secretaries. In the absence of the Secretary or in the event of his death, inability or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretary, unless otherwise determined by the Board of Directors, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. They shall perform such other duties as may be assigned to them by the Secretary, by the President or by the Board of Directors. Any Assistant Secretary may sign, with the President or a Vice-President, certificates for shares of the corporation.



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         Section 10. Treasurer. The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such depositories as shall be selected in accordance with the provisions of Section 4 of Article VII of these By-Laws; (b) prepare, or cause to be prepared, a true statement of the corporation's assets and liabilities as of the close of each fiscal year, all in reasonable detail, which statement shall be made and filed at the corporation's registered office or principal place of business in the State of North Carolina within four months after the end of such fiscal year and thereat kept available for a period of at least ten years; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors, or by these By-Laws.

         Section 11. Assistant Treasurers. In the absence of the Treasurer or in the event of his death, inability or refusal to act, the Assistant Treasurers in the order of their length of service as Assistant Treasurer, unless otherwise determined by the Board of Directors, shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer. They shall perform such other duties as may be assigned to them by the Treasurer, by the President, or by the Board of Directors.

                                   ARTICLE VI
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         Section 3. Checks and Drafts. All checks, drafts or other orders for the payment of money, issued in the name of the corporation, shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as the Board of Directors may select.




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                                   ARTICLE VII
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section 1. Certificates for Shares. The Board of Directors (or persons acting in similar capacities pursuant to North Carolina General Statute 55-8-01) shall have authority to issue uncertificated shares if it chooses to do so. If the Board determines that certificates should be issued, certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. If certificates are used, the corporation shall issue and deliver to each shareholder certificates representing all fully paid shares owned by him. Certificates shall be signed by the President or a Vice-President and by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number and class of shares and the date of issue, shall be entered on the stock transfer books of the corporation.

         Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of the record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and on surrender for cancellation of the certificate for such shares, if certificates have been issued.

         Section 3. Lost Certificate. The Board of Directors may direct a new certificate to be issued in place of any certificate therefore issued by the corporation claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the certificate of stock to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors shall require that the owner of such lost or destroyed certificate, or his legal representative, give the corporation a bond in such sum as the Board may direct as indemnity against any claim that may be made against the corporation with respect to the certificate claimed to have been lost or destroyed, except where the Board of Directors by resolution finds that in the judgment of the directors the circumstances justify omission of a bond.

         Section 4. Closing Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock TRANSFER BOOKS SHALL BE CLOSED FOR a STATED PERIOD BUT NOT TO EXCEED, IN any case, fifty days. If the stock TRANSFER BOOKS SHALL BE CLOSED FOR THE PURPOSE OF DETERMINING SHAREHOLDERS entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

         In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such record date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days immediately preceding the date on which the particular action, requiring such determination of shareholders, is to be taken.

         If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholder or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.



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         When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

         Section 5. Holder of Record. The corporation may treat as absolute owner of shares the person in whose name the shares stand of record on its books just as if that person had full competency, capacity and authority to exercise all rights of ownership irrespective of any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificate except that any person furnishing to the corporation proof of his appointment as a fiduciary shall be treated as if he were a holder of record of its shares.

         Section 6. Treasuty Shares. Treasury shares of the corporation shall consist of such shares as have been issued and thereafter acquired but not canceled by the corporation. Treasury shares shall not carry voting or dividend rights.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         Section 1. Dividends. The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in cash, property or its own shares pursuant to law and subject to the provisions of its char-ter.

         Section 2. Seal. The corporate seal of the corporation shall consist of concentric circles between which is the name of the corporation and in the center of which is inscribed SEAL; and such seal, as impressed on the margin hereof, is hereby adopted as the corporate seal of the corporation.

         Section 3. Waiver of Notice. Whenever any notice is required to be given to any shareholder or director by law, by the charter or by these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

         Section 4. Indemnification. Any person who at any time serves or has served as an incorporator, director, officer, employee or agent of the corporation, or in such capacity at the request of the corporation for any other corporation, partnership, joint venture, trust or other enterprise, shall have a right to be indemnified by the corporation to the fullest extent permitted by the North Carolina Business Corporations Act. Such indemnification may include indemnification against (a) reasonable expenses, including attomeys'fees, actually and necessarily incurred by him in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement for which he may have become liable in any such action, suit or proceeding.

         The Board of Directors of the corporation shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification required by this By-Law, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him and giving notice to, and obtaining approval by, the shareholders of the corporation.

          Any person who at any time after the adoption of this By-Law serves or has served in any of the aforesaid capacities for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this By-Law.

         Section 5. Fiscal Year. The fiscal year of the corporation shall be fixed by the Board of Directors.

         Section 6. Amendments. Except as otherwise provided herein, these By-Laws may be amended or repealed and new by-laws may be adopted by the affirmative vote of a majority of the directors at any regular or special meeting of the Board of Directors.

         No by-law adopted or amended by the shareholders shall be amended or repealed by the Board of Directors, except to the extent that such by-law expressly authorizes its amendment or repeal by the Board of Directors.

          These bylaws have been adopted this 24 day of April , 1995.
                                             ----      ----------


                                             /s/ E.E. Tucker, Jr.
                                             -----------------------------------
                                             Incorporator

                              CORPORATE RESOLUTION
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                         COMMERCE CASUALTY GROUP, INC.

The undersigned directors hereby waive notice of meeting and adopt the following resolution at a meeting of the board of directors held at the home office in Charlotte, North Carolina on November 30, 1995.

         RESOLVED, that the resolutions included in Centura Bank's Resolution and Agreement For Deposit and Bank/Corporate Services, a copy of which is kept in the minute books of the company, are hereby adopted.

This resolution shall remain in ffl force and effect until rescinded or modified by resolution of the board of directors.



                                             /s/ E.E. Tucker, Jr.
                                             -----------------------------------
                                             E.E. Tucker, Jr.

                                             /s/ E.E. Tucker, III
                                             -----------------------------------
                                             E.E. Tucker, III

                                             /s/ Paul V.H. Halter, III
                                             -----------------------------------
                                             Paul V.H. Halter, III

                                WAIVER OF NOTICE
                                      AND
                               MINUTES OF MEETING
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                         COMMERCE CASUALTY GROUP, INC.

The undersigned directors hereby waive notice of meeting and adopt the following resolution at a meeting of the board of directors held at the home office in Charlotte, North Carolina on November 8, 1995.

         RESOLVED, that any one of the following officers, the chairman, president, secretary, treasurer, or vice president of the company, is authorized to open a bank depository for the funds of the company;

         RESOLVED, that on checks, drafts, or other orders for the payment of money drawn in the name of the company against funds of the company on deposit with such bank~ the checks, drafts, or other orders for payment must bear the signatures of two of the above officers;

         RESOLVED, that such bank is authorized and directed to honor all checks, drafts, or other orders for payment which bear the facsimile or mechanically produced signatures of any two of the above officers, in the same manner as if the checks, drafts, or other orders for payment had been originally signed by these two officers;

         RESOLVED, that any one of the following officers, the chairman, president, or the vice president designated as chief financial officer, may initiate a wire transfer of funds by telephone if this officer sends the bank as soon as practical a written confirmation of such wire transfer. The confirmation must be signed by two officers who are authorized signatures on the bank account from which the wire was drawn.

TIds resolution shall remain in fall force and effect until rescinded or modified by resolution of the board of directors.


                                             /s/ E.E. Tucker, Jr.
                                             -----------------------------------
                                             E.E. Tucker, Jr.

                                             /s/ E.E. Tucker, III
                                             -----------------------------------
                                             E.E. Tucker, III

                                             /s/ Paul V.H. Halter, III
                                             -----------------------------------
                                             Paul V.H. Halter, III

PAUL V.H. HALTER, III                   /s/ Paul V.H. Halter, III
------------------------------------    ----------------------------------------

Whose signature appears above is hereby authorized, directed and empowered for an on behalf of this corporation and in its name to execute a Vehicle Lease Agreement with World Omni Financial Corp., ("Lessor") on such terms as may be agreed to by said person.

I, ERNEST E. TUCKER, III Secretary of COMMERCE CASUALTY GROUP, INC. a corporation. do hereby certify that the resolution appearing above is a full, true and correct copy of a resolution of the Board of Directors of said corporation duly and regularly passed and adopted at a meeting of the Board of Directors of said corpration which has duly and regularly called and held in all respects as required by law and by the bylaws of said corporation on the 24TH day of APRIL, 1996, and that the signatures on the above mentioned copy of said resolutions are the genuine signatures of the persons mentioned in said resolution and authorized to on behalf of said corporation as set forth in said resolution.

(SEAL) I further certify that said resolution has not been amended or revoked and is still in force and effect, IN WITNESS WHEREOF, I have hereunto set my hand as such Secretary this 24TH day of APRIL, 1996.

                           /s/ Ernest E. Tucker, III

RESOLUTION OF THE BOARD OF DIRECTORS OF

COMMERCE CASUALTY GROUP, INC.

         WHEREAS, the Board of Directors of this Corporation deems it to be in the best interests of the employees and officers to commence the operation of a flexible benefit plan under Section 125 of the Internal Revenue Code, be it

         RESOLVED, that the Board of Directors hereby adopts and approves this flexible benefit plan to become effective March 1, 1996, a copy of which is attached hereto;

         RESOLVED FURTHER, that the president of the Corporation shall have the authority to appoint a plan administrator for such plan, and change such administrator from time to time with the advice and consent of the Board of Directors; and

         RESOLVED FURTHER, that the Secretary of this Corporation is directed to enter a copy of this flexible benefit plan into the records of this Corporation, and into the minutes of this meeting.

CERTIFICATE OF SECRETARY

         I certify that I am the duly qualified and acting Secretary of Commerce Casualty Group, Inc., a Corporation organized and existing under the laws of the State of North Carolina. The foregoing is a true copy of a resolution duly adopted by the Board of Directors at a meeting held on March 1 1996 , and entered into the minutes of such meeting in the Corporation's minute book. The resolution is now in accordance with the Articles of Incorporation and Bylaws of this Corporation and is now in full force and effect.

Dated: March 1, 1996

/s/ E.E. Tucker, III
---------------------------------------
              Secretary

           (Corporate Seal)